FIGS Releases First Quarter 2026 Financial Results

Exceeded Top and Bottom Line Expectations
Grew Net Revenues 28.0%
Surpassed Three Million Active Customers for the First Time on Accelerated Growth
Achieved Net Income Margin of 3.9% and Adjusted EBITDA Margin of 8.7%
Increasing Full Year 2026 Outlook
SANTA MONICA, Calif., May 7, 2026 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its first quarter 2026 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.

First Quarter 2026 Financial Highlights

•Net revenues were $159.9 million, an increase of 28.0% year over year, primarily due to an increase in orders from new and existing customers and higher average order value (“AOV”).(1)
•Scrubwear net revenues were $126.6 million, an increase of 27.2% year over year.
•Non-scrubwear net revenues were $33.3 million, an increase of 31.3% year over year.
•U.S. net revenues were $131.6 million, an increase of 24.1% year over year.
•International net revenues were $28.3 million, an increase of 49.9% year over year.
•Gross margin was 67.7%, an increase of 10 basis points year over year, primarily reflecting the positive impacts from pricing and our ongoing efficiency efforts, largely offset by higher tariffs and product mix shift.
•Operating expenses were $103.8 million, an increase of 22.6% year over year. As a percentage of net revenues, operating expenses decreased to 64.9% from 67.8% in the same period last year, primarily due to fixed cost leverage, lower stock-based compensation expense, and lower fulfillment and shipping expenses, partially offset by higher marketing expenses related to our 2026 Winter Olympics campaign.
•Net income was $6.3 million, or $0.03 in diluted earnings per share, compared to net loss of $(0.1) million, or $(0.00) in diluted earnings per share, in the same period last year.
•Net income (loss) margin(2) was 3.9%, as compared to (0.1)% in the same period last year.
•Adjusted EBITDA(3) was $13.9 million, an increase of $4.7 million year over year.
•Adjusted EBITDA margin(2)(3) was 8.7%, as compared to 7.3% in the same period last year.

“Our outperformance in the first quarter shows that our broad-based momentum from 2025 has continued into 2026,” said Trina Spear, Chief Executive Officer and Co-Founder. “Our excellent top line growth was driven by both acceleration in our active customer base, which surpassed three million for the first time in our history, and strong repeat dynamics. We also paired our top line beat with upside to the bottom line, highlighting the structural advantage of our business model. We believe our product, brand, and community strategies, combined with the substantial long-term tailwinds in healthcare, position us for continued success going forward.”

Key Operating Metrics
•Active customers(1) as of March 31, 2026 increased 12.2% year over year to 3.0 million.
•Net revenues per active customer(1) was $220, an increase of 5.8% year over year.

•AOV(1) was $124, an increase of 4.2% year over year, primarily driven by higher average unit retail due to pricing and favorable product mix.

Full Year 2026 Financial Outlook

Net Revenues growth vs. 2025	up 14% to 16%

Adjusted EBITDA Margin(2)(4)	13.0% to 13.2%

Sarah Oughtred, Chief Financial Officer, commented, “Our strong start to 2026 fuels our confidence and supports higher net revenues and adjusted EBITDA margin expectations for the rest of the year. We now expect top-line growth of 14% to 16%, including growth in the low 20% range in Q2, driven by strength across active customers, AOV, and frequency. Our improved bottom-line outlook reflects our top-line momentum and operational execution, enabling continued investments in growth while effectively managing higher freight surcharges. Finally, our balance sheet remains a source of strength, positioning us to continue driving shareholder returns.”

(1) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(2) “Net income (loss) margin” and “adjusted EBITDA margin” are calculated by dividing net income (loss) and adjusted EBITDA by net revenues, respectively.
(3) “Adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-585-542-9983 (US) or 1-833-461-5787 (International) and the conference ID 794176416. The call is also accessible via webcast at ir.wearfigs.com. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com until May 7, 2027.

Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “adjusted EBITDA” as net income (loss) adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of March 31, 2026 and 2025, respectively, net revenues per active customer as of March 31, 2026 and 2025, respectively, and average order value for the three months ended March 31, 2026 and 2025, respectively, are presented below under the heading “Key Operating Metrics.”

About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.

We serve healthcare professionals both in the U.S. and internationally. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company's belief that its product, brand, and community strategies, combined with the substantial long-term tailwinds in healthcare, position it for continued success; the Company's expectation of top-line growth in the low 20% range in Q2 and the related drivers; the Company's top-line momentum and operational execution; continued investments in growth; higher freight surcharges; the Company's expectation of continuing to drive shareholder returns; and the information under the section titled “Full Year 2026 Financial Outlook,” such as the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2026; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s fulfillment operations; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the impact of global trade policy on the Company’s ability to source and distribute its products; the fluctuating costs of raw materials; the Company’s ability to execute on its B2B growth strategy; the Company’s ability to execute on its retail growth strategy; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	March 31, 2026	December 31, 2025
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$74,304	$81,985
Short-term investments	202,724	218,863
Accounts receivable	5,240	6,271
Inventory, net	139,382	127,966
Prepaid expenses and other current assets	10,538	12,200
Total current assets	432,188	447,285
Non-current assets
Property and equipment, net	33,144	33,938
Operating lease right-of-use assets	56,544	57,134
Deferred tax assets	12,181	12,187
Investment in equity securities	27,735	27,735
Other assets	1,650	1,717
Total non-current assets	131,254	132,711
Total assets	$563,442	$579,996
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,775	$18,187
Operating lease liabilities	8,265	8,175
Accrued expenses	35,664	20,529
Accrued compensation and benefits	4,853	17,194
Sales tax payable	4,927	4,266
Gift card liability	11,754	12,117
Deferred revenue	1,704	3,990
Returns reserve	3,958	4,171
Income tax payable	1,303	1,894
Total current liabilities	80,203	90,523
Non-current liabilities
Operating lease liabilities, non-current	52,336	51,829
Other non-current liabilities	263	182
Total liabilities	132,802	142,534
Commitments and contingencies
Stockholders’ equity
Class A common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 158,451,583 and 157,559,556 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	16	16
Class B common stock — par value $0.0001 per share, 150,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 8,283,641 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of March 31, 2026 and December 31, 2025; zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	325,715	338,526
Accumulated other comprehensive income (loss)	(103)	196
Retained earnings	105,012	98,724
Total stockholders’ equity	430,640	437,462
Total liabilities and stockholders’ equity	$563,442	$579,996

FIGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2026	2025

Net revenues	$159,902	$124,901
Cost of goods sold	51,604	40,442
Gross profit	108,298	84,459
Operating expenses
Selling	36,439	32,678
Marketing	29,493	18,156
General and administrative	37,883	33,836
Total operating expenses	103,815	84,670
Net income (loss) from operations	4,483	(211)
Other income, net
Interest income	2,239	2,076
Other expense	(277)	(1)
Total other income, net	1,962	2,075
Net income before provision for income taxes	6,445	1,864
Provision for income taxes	157	1,966
Net income (loss)	$6,288	$(102)
Earnings attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$0.04	$—
Diluted earnings (loss) per share	$0.03	$—
Weighted-average shares outstanding—basic	166,460,085	162,465,988
Weighted-average shares outstanding—diluted	196,090,295	162,465,988

FIGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$6,288	$(102)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,411	1,999
Deferred income taxes	6	995
Non-cash operating lease cost	2,391	2,303
Stock-based compensation	5,451	7,239
Accretion of discount and accrued interest on available-for-sale securities	(337)	(1,113)
Realized gains on available-for-sale securities	(32)	—
Changes in operating assets and liabilities:
Accounts receivable	1,031	2,078
Inventory	(11,416)	(15,818)
Prepaid expenses and other current assets	1,662	2,899
Other assets	67	166
Accounts payable	(10,600)	1,303
Accrued expenses	15,130	12,406
Accrued compensation and benefits	(12,341)	(618)
Sales tax payable	661	51
Gift card liability	(363)	(299)
Deferred revenue	(2,286)	(2,653)
Returns reserve	(213)	(172)
Income tax payable	(591)	272
Operating lease liabilities	(1,204)	(1,701)
Other non-current liabilities	81	—
Net cash (used in) provided by operating activities	(3,204)	9,235
Cash flows from investing activities:
Purchases of property and equipment	(2,424)	(1,310)
Purchases of available-for-sale securities	(105,452)	(54,624)
Maturities and sales of available-for-sale securities	121,676	53,951
Purchase of investment in equity securities	—	(201)
Net cash (used in) provided by investing activities	13,800	(2,184)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(8,799)	(2,688)
Proceeds from stock option exercises and employee stock purchases	295	—
Payments for taxes related to net share settlement of equity awards	(9,758)	—
Net cash used in financing activities	(18,262)	(2,688)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(15)	—
Net increase (decrease) in cash and cash equivalents	(7,681)	4,363
Cash and cash equivalents, beginning of period	$81,985	$85,645
Cash and cash equivalents end of period	$74,304	$90,008

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of adjusted EBITDA to net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2026	2025
	(in thousands)
Net income (loss)	$6,288	$(102)
Add (deduct):
Other income, net	(1,962)	(2,075)
Provision for income taxes	157	1,966
Depreciation and amortization expense(1)	3,411	1,999
Stock-based compensation and related expense(2)	5,988	7,387
Adjusted EBITDA(3)	$13,882	$9,175

Net Revenues	$159,902	$124,901
Net income (loss) margin(4)	3.9%	(0.1)%
Adjusted EBITDA Margin	8.7%	7.3%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) For the three months ended March 31, 2025, reflects $171,000 of stock-based compensation expense and payroll taxes inadvertently not reflected in our previously disclosed Adjusted EBITDA results for the same period.
(4) Net income (loss) margin represents net income (loss) as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended March 31,
	2026	2025
	(in thousands)
Net cash (used in) provided by operating activities	$(3,204)	$9,235
Less: capital expenditures	(2,424)	(1,310)
Free cash flow	$(5,628)	$7,925

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of March 31, 2026 and 2025, respectively, net revenues per active customer as of March 31, 2026 and 2025, respectively, and average order value for the three months ended March 31, 2026 and 2025, respectively, are presented in the following tables:

	As of March 31,
	2026	2025
	(in thousands)
Active customers	3,024	2,696

	As of March 31,
	2026	2025
Net revenues per active customer	$220	$208

	Three months ended March 31,
	2026	2025
Average order value	$124	$119

FIGS, INC.
DISAGGREGATED NET REVENUES
(In thousands, except percentages)
(Unaudited)

The following table presents the disaggregation of the Company’s net revenues for the three months ended March 31, 2026 and March 31, 2025:

	Three months ended March 31,		Change
	2026	2025	%
By geography:
United States	$131,593	$106,019	24.1%
Rest of the world	28,309	18,882	49.9%
	$159,902	$124,901	28.0%
By product:
Scrubwear	$126,643	$99,569	27.2%
Non-Scrubwear	33,259	25,332	31.3%
	$159,902	$124,901	28.0%

Contacts

Investors:
Tom Shaw
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com